Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Zayo Group Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2015.

CHARLESBANK EQUITY FUND VI, LIMITED PARTNERSHIP
By: Charlesbank Equity Fund VI GP, Limited Partnership, its general partner
By: Charlesbank Capital Partners, LLC, its general partner

By:	/s/ Tami E. Nason
Name:	Tami E. Nason
Title:	General Counsel

CB OFFSHORE EQUITY FUND VI, L.P.
By: Charlesbank Equity Fund VI GP, Limited Partnership, its general partner
By: Charlesbank Capital Partners, LLC, its general partner

By:	/s/ Tami E. Nason
Name:	Tami E. Nason
Title:	General Counsel

CHARLESBANK EQUITY COINVESTMENT FUND VI, LIMITED PARTNERSHIP
By: Charlesbank Equity Fund VI GP, Limited Partnership, its general partner
By: Charlesbank Capital Partners, LLC, its general partner

By:	/s/ Tami E. Nason
Name:	Tami E. Nason
Title:	General Counsel

CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP
By: Charlesbank Capital Partners, LLC, its general partner

By:	/s/ Tami E. Nason
Name:	Tami E. Nason
Title:	General Counsel

CHARLESBANK EQUITY FUND VI GP, LIMITED PARTNERSHIP
By: Charlesbank Capital Partners, LLC, its general partner

By:	/s/ Tami E. Nason
Name:	Tami E. Nason
Title:	General Counsel

CHARLESBANK CAPITAL PARTNERS, LLC

By:	/s/ Tami E. Nason
Name:	Tami E. Nason
Title:	General Counsel